Exhibit 99.1

AngioDynamics Reports Fiscal Year 2026 First Quarter Financial Results; Med Tech Growth of 26.1% Drives Continued Momentum

•	Med Tech segment delivers fourth consecutive quarter of over 20% revenue growth
•	Reported Adjusted EBITDA of $2.2 million compared to ($0.2) million in the prior year
•	Continues to expect to be cash flow positive for the full fiscal year 2026
•	Raised full year FY 2026 guidance for net sales, Med Tech net sales growth, Adjusted EBITDA and Adjusted EPS

LATHAM, N.Y.--(BUSINESS WIRE)— Oct. 2, 2025-- AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options, and improving quality of life for patients, today announced financial results for the first quarter of fiscal year 2026, which ended August 31, 2025.

Fiscal Year 2026 First Quarter Highlights

	Quarter Ended August 31, 2025	Pro Forma* YoY Growth
Net Sales	$75.7 million	12.2%
Med Tech Net Sales	$35.3 million	26.1%
Med Device Net Sales	$40.4 million	2.3%

•	GAAP gross margin of 55.3%
•	GAAP loss per share of $0.26
•	Adjusted loss per share of $0.10
•	Adjusted EBITDA of $2.2 million
•	Ended fiscal 2026 first quarter with $38.8 million in cash and cash equivalents, ahead of expectations, continues to expect to be cash flow positive for the full year FY 2026
•	First patients enrolled in both the AMBITION BTK and RECOVER-AV trials
•	NanoKnife PRESERVE study published in the journal of European Urology

*Pro forma results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC,  Midline and tip location product portfolios divested in February 2024, as well as the discontinued Radiofrequency and Syntrax support catheter products in February 2024.

"We had an outstanding first quarter as we continued to build off of the strong momentum created in fiscal 2025," commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. "Our strategy to bring unique platform technologies to large, fast growing global markets has paid off as we reported our fourth quarter in a row of MedTech growth of over 20%. This continued performance, combined with our disciplined focus on operational excellence, is driving sustained profitable growth.”

Mr. Clemmer continued, “Our exceptional team is executing our vision to deliver transformative technologies that expand treatment options and help patients live healthier, happier lives. With our superior technologies supported by our clinical investments and the strength of our balance sheet, we remain well-positioned to drive consistent, profitable growth, and deliver sustained value creation during the balance of 2026 and beyond.”

Fiscal Year 2026 First Quarter Financial Results

Unless otherwise noted, all financial comparisons below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC, Midline, and tip location product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Net sales for the first quarter of fiscal year 2026 were $75.7 million, an increase of 12.2% compared to the prior-year quarter.

Med Tech net sales were $35.3 million, a 26.1% increase from $28.0 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform.

Growth during the quarter was driven by solid performance across the Med Tech segment. Auryon sales were $16.5 million an increase of 20.1%, our Mechanical Thrombectomy business, which includes AngioVac and AlphaVac, delivered sales of $11.3 million, an increase of 41.2%, and NanoKnife sales were $6.4 million, an increase of 26.7%, including 31.3% growth in probes.

Med Device net sales were $40.4 million, a 2.3% increase compared to $39.5 million in the prior-year period.

Gross margin for the first quarter of fiscal 2026 was 55.3%, which was 90 basis points higher compared to the first quarter of fiscal 2025, and 260 basis points higher sequentially from 52.7% in the fourth quarter of fiscal 2025, primarily due to increased  Med Tech revenue, as well as operational efficiencies.  Gross margin included $1.7 million of tariff expense.

The Company recorded a GAAP net loss of $10.9 million, or a loss per share of $0.26, in the first quarter of fiscal 2026. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the first quarter of fiscal 2026 was $4.2 million, or a loss per share of $0.10. This compares to an adjusted net loss during the fiscal first quarter of 2025 of $4.4 million, or a loss per share of $0.11.

Adjusted EBITDA in the first quarter of fiscal 2026, excluding the items shown in the non-GAAP reconciliation table below, was $2.2 million, compared to $(0.2) million in the first quarter of fiscal 2025.

In the first quarter of fiscal 2026, the Company used $17.1 million of cash.  The Company’s first fiscal quarter has historically exhibited the highest utilization of cash during the year, and the first quarter of fiscal 2026 was better than the Company’s expectations, resulting in the use of less cash than expected. The Company continues to expect to be cash flow positive for the full year fiscal 2026.

At August 31, 2025, the Company had $38.8 million in cash and cash equivalents compared to $55.9 million in cash and cash equivalents at May 31, 2025. The Company maintains a debt-free balance sheet.

First Patient Enrolled in AMBITION BTK Trial

During the quarter, the Company announced that it achieved a significant clinical milestone with the enrollment of the first patient in the AMBITION BTK trial, a prospective, multicenter, randomized controlled trial designed to investigate the clinical safety and effectiveness of the Auryon Atherectomy System in treating challenging below-the-knee lesions in patients with Critical Limb Ischemia. The trial will include up to 224 patients at up to 30 sites, with a companion registry enrolling up to 1,500 additional patients, representing the Company's continued commitment to advancing clinical evidence for the treatment of peripheral artery disease and expanding the clinical applications for the Auryon platform.

First Patient Enrolled in RECOVER-AV Clinical Trial

During the quarter, the Company announced the first patient enrollment in the RECOVER-AV clinical trial, a prospective, multi-center, multi-national, single-arm study evaluating the AlphaVac F1885 System for the treatment of acute, intermediate-risk pulmonary embolism. The study builds on the existing U.S. FDA 510(k) clearance and European CE Mark approval to assess mechanical thrombectomy treatment and long-term functional outcomes in intermediate-risk PE patients across Europe, Canada, and Hong Kong. The trial will enroll patients at up to 20 hospital-based sites and follows patients for 12 months, with functional and quality-of-life outcomes assessed at 30 days and 12 months, representing the Company's continued commitment to expanding its global clinical presence and generating evidence-based data to support broader access to life-saving PE treatment.

NanoKnife PRESERVE Study Results Published in Leading European Journal

During the quarter, the Company announced the publication of results from the PRESERVE study in European Urology, a leading journal in urologic research. The study assessed the safety and effectiveness of irreversible electroporation with the NanoKnife System to ablate prostate tissue in patients with intermediate-risk prostate cancer. The PRESERVE clinical study met its primary effectiveness endpoint, with 84.0% of men free from in-field, clinically significant disease at 12 months post-procedure. The study also demonstrated strong quality-of-life outcomes, with urinary continence largely preserved (97% at baseline vs. 96% at 12 months) and 84% of patients with good baseline sexual function at 12 months, reinforcing the NanoKnife System's role in providing effective treatment while preserving quality of life.

Fiscal Year 2026 Financial Guidance

For fiscal year 2026 the company now expects:

Guidance Metric	Guidance Action	Current Guidance (as of October 2, 2025)	Previous Guidance (as of July 15, 2025)
Net Sales	Increased	$308 - $313 million	$305 - $310 million

Med Tech Net Sales Growth	Increased	14% - 16%	12% - 15%

Med Device Net Sales Growth	Unchanged	Flat	Flat

Gross Margin	Unchanged	53.5% - 55.5%	53.5% - 55.5%

Adjusted EBITDA	Increased	$6.0 - $10.0 million	$3.0 - $8.0 million

Adjusted EPS	Increased	($0.33) – ($0.23)	($0.35) – ($0.25)

Free Cash Flow	Unchanged	Positive for full year FY 2026	Positive for full year FY 2026

Tariff Related Guidance Assumptions

For the full fiscal year 2026, the company continues to expect a $4.0 - $6.0 million impact from tariffs, which are included in the above provided guidance.

All assumptions made related to expected tariff impacts are based on the Company’s point of view on the current tariff situation, as of October 2, 2025. As the situation is fluid, these assumptions may change in the future.

Conference Call

The Company’s management will host a conference call at 8:00 a.m. ET the same day to discuss the results. To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international). This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available, until Thursday, October 09, 2025 at 11:59 PM ET. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13755707.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "projects," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, tariffs, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2025. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

Investors:
Stephen Trowbridge
Executive Vice President & CFO
518-795-1408
strowbridge@angiodynamics.com

Media:
Saleem Cheeks
Vice President, Communications
518-795-1174
scheeks@angiodynamics.com

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Aug 31, 2025	Aug 31, 2024	Aug 31, 2024	Aug 31, 2024
			(unaudited)

Net sales	$75,711	$67,491	9	$67,500
Cost of sales (exclusive of intangible amortization)	33,854	30,767	(2)	30,765
Gross margin	41,857	36,724	11	36,735
% of net sales	55.3%	54.4%		54.4%

Operating expenses
Research and development	6,417	6,285	—	6,285
Sales and marketing	28,130	25,605	—	25,605
General and administrative	12,555	10,975	—	10,975
Amortization of intangibles	2,653	2,570	—	2,570
Change in fair value of contingent consideration	—	76	—	76
Acquisition, restructuring and other items, net	2,758	4,311	154	4,465
Total operating expenses	52,513	49,822	154	49,976
Operating loss	(10,656)	(13,098)	(143)	(13,241)
Interest income (expense), net	(4)	606	—	606
Other expense, net	(178)	(173)	—	(173)
Total other income (expense), net	(182)	433	—	433
Loss before income tax benefit	(10,838)	(12,665)	(143)	(12,808)
Income tax expense	65	133	—	133
Net loss	$(10,903)	$(12,798)	$(143)	$(12,941)

Loss per share
Basic	$(0.26)	$(0.31)		$(0.32)
Diluted	$(0.26)	$(0.31)		$(0.32)

Weighted average shares outstanding
Basic	41,174	40,653		40,653
Diluted	41,174	40,653		40,653

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended August 31, 2024.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Loss and Pro Forma Adjusted Net Loss:

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Aug 31, 2025	Aug 31, 2024	Aug 31, 2024	Aug 31, 2024
	(unaudited)

Net loss	$(10,903)	$(12,798)	$(143)	$(12,941)

Amortization of intangibles	2,653	2,570	—	2,570
Change in fair value of contingent consideration	—	76	—	76
Acquisition, restructuring and other items, net (3)	2,758	4,311	154	4,465
Tax effect of non-GAAP items (4)	1,313	1,446	(3)	1,443
Adjusted net loss	$(4,179)	$(4,395)	$8	$(4,387)

Reconciliation of Diluted Loss and Pro Forma Diluted Loss Per Share to non-GAAP Adjusted and Pro Forma Adjusted Diluted Loss Per Share:

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Aug 31, 2025	Aug 31, 2024	Aug 31, 2024	Aug 31, 2024
	(unaudited)

Diluted loss per share	$(0.26)	$(0.31)	$(0.01)	$(0.32)

Amortization of intangibles	0.06	0.06	0.00	0.06
Change in fair value of contingent consideration	0.00	0.00	0.00	0.00
Acquisition, restructuring and other items, net (3)	0.07	0.10	0.00	0.10
Tax effect of non-GAAP items (4)	0.03	0.04	0.00	0.04
Adjusted diluted loss per share	$(0.10)	$(0.11)	$0.00	$(0.11)

Adjusted diluted sharecount (5)	41,174	40,653	40,653	40,653

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended August 31, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.
(3)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(4) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended August 31, 2025 and 2024.
(5) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss and Pro Forma Net Loss to Adjusted EBITDA and Pro Forma Adjusted EBITDA:

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Aug 31, 2025	Aug 31, 2024	Aug 31, 2024	Aug 31, 2024
	(unaudited)

Net loss	$(10,903)	$(12,798)	$(143)	$(12,941)

Income tax expense	65	133	—	133
Interest expense (income), net	4	(606)	—	(606)
Depreciation and amortization	5,950	6,785	—	6,785
Change in fair value of contingent consideration	—	76	—	76
Stock based compensation	4,470	3,205	—	3,205
Acquisition, restructuring and other items, net (3)	2,574	3,042	154	3,196
Adjusted EBITDA	$2,160	$(163)	$11	$(152)

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended August 31, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.
(3)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended
(in thousands)	Aug 31, 2025	Aug 31, 2024
Legal (1)	$213	$507
Plant closure (2)	2,345	3,589
Transition service agreement (3)	(302)	(507)
Other	502	722
Total	$2,758	$4,311

(1)	Legal expenses related to litigation that is outside the normal course of business.

(2)	Plant closure expense, related to the restructuring of our manufacturing footprint which was announced on January 5, 2024.

(3)	Transition services agreements that were entered into with Merit and Spectrum.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Aug 31, 2025	Aug 31, 2024	Aug 31, 2024	Aug 31, 2024	% Growth	% Growth
			(unaudited)
Net Sales
Med Tech	$35,261	$27,969	$—	$27,969	26.1%	26.1%
Med Device	40,450	39,522	9	39,531	2.3%	2.3%
	$75,711	$67,491	$9	$67,500	12.2%	12.2%

Net Sales
United States	$66,456	$59,481	$10	$59,491	11.7%	11.7%
International	9,255	8,010	(1)	8,009	15.5%	15.6%
	$75,711	$67,491	$9	$67,500	12.2%	12.2%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended August 31, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS MARGIN BY PRODUCT CATEGORY

(in thousands)

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Aug 31, 2025	Aug 31, 2024	Aug 31, 2024	Aug 31, 2024	% Change	% Change
	(unaudited)	(unaudited)
Med Tech	$21,922	$17,697	$—	$17,697	23.9%	23.9%
Gross margin % of sales	62.2%	63.3%		63.3%

Med Device	$19,935	$19,027	$11	$19,038	4.8%	4.7%
Gross margin % of sales	49.3%	48.1%		48.2%

Total	$41,857	$36,724	$11	$36,735	14.0%	13.9%
Gross margin % of sales	55.3%	54.4%		54.4%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended August 31, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Aug 31, 2025	May 31, 2025
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$38,762	$55,893
Accounts receivable, net	42,643	42,890
Inventories	62,255	62,006
Prepaid expenses and other	12,996	7,535
Total current assets	156,656	168,324
Property, plant and equipment, net	31,066	32,300
Other assets	9,540	10,404
Intangible assets, net	68,380	69,116
Total assets	$265,642	$280,144
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$31,882	$33,291
Accrued liabilities	27,657	35,518
Other current liabilities	8,743	7,388
Total current liabilities	68,282	76,197
Deferred income taxes	4,268	4,073
Other long-term liabilities	14,237	16,904
Total liabilities	86,787	97,174
Stockholders' equity	178,855	182,970
Total Liabilities and Stockholders' Equity	$265,642	$280,144

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	Aug 31, 2025	Aug 31, 2024
	(unaudited)
Cash flows from operating activities:
Net loss	$(10,903)	$(12,798)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,020	6,785
Non-cash lease expense	445	494
Stock based compensation	4,470	3,205
Change in fair value of contingent consideration	—	76
Deferred income taxes	(16)	(339)
Change in accounts receivable allowances	108	270
Fixed and intangible asset impairments and disposals	(27)	20
Other	264	121
Changes in operating assets and liabilities:
Accounts receivable	139	3,784
Inventories	(192)	(4,053)
Prepaid expenses and other	(5,525)	(836)
Accounts payable, accrued and other liabilities	(10,697)	(14,982)
Net cash used in operating activities	(15,914)	(18,253)
Cash flows from investing activities:
Additions to property, plant and equipment	(731)	(1,092)
Additions to placement and evaluation units	(820)	(1,313)
Net cash used in investing activities	(1,551)	(2,405)
Cash flows from financing activities:
Principal payments on finance arrangements	(91)	—
Repurchase of common stock	—	(552)
Proceeds from exercise of stock options and employee stock purchase plan	234	43
Net cash provided by (used in) financing activities	143	(509)
Effect of exchange rate changes on cash and cash equivalents	191	116
Decrease in cash and cash equivalents	(17,131)	(21,051)
Cash and cash equivalents at beginning of period	55,893	76,056
Cash and cash equivalents at end of period	$38,762	$55,005